1

                                                                    Exhibit 10.1

                       NATIONAL SEMICONDUCTOR CORPORATION

                 2001 EXECUTIVE OFFICER INCENTIVE PLAN AGREEMENT


                                    ARTICLE 1

                                   Definitions

          Whenever used in the Agreement, unless otherwise indicated, the following terms shall have the respective meanings set forth below:

     Agreement:                 This Executive Officer Incentive Plan Agreement

     Award:                     The amount to be paid to a Plan Participant.

     Award  Date:       The date set by the  Committee  for  payment  of Awards,
                        usually approximately forty days after the Company makes public its consolidated financial statements for the fiscal year.

     Base Salary:       Generally, the annualized base remuneration received
                        by a Participant from the Company at the end of the fiscal year. Extraordinary items, including but not limited to prior awards, relocation expenses, international assignment allowances and tax adjustments, sales incentives, amounts recognized as income from stock or stock options, disability benefits
                        (whether paid by the Company or a third party)and other similar kinds of extra or additional remuneration are excluded from the computation of Base Salary.

     Company: National Semiconductor Corporation ("NSC"), Delaware corporation, and any other corporation in which NSC controls directly or indirectly fifty percent (50%) or more of the combined voting power of voting securities, and which has adopted this Plan.

     Committee:         A committee  comprised  of  directors  of National  who
                        are not employees of the Company, as more fully defined in the Executive Officer Incentive Plan.

     Disability:        Inability to perform any services for the Company and
                        eligible to receive disability benefits under the standards used by the Company's disability benefit pla or any successor plan thereto.

     Executive
     Officer: An officer of the Company who is subject to the reporting and liability provisions of Section 16 of the Securities and Exchange Act of 1934.

     Incentive
     Levels: Percentage of Base Salary assigned to a Participant as a Target Award.

     Participant:       An Executive Officer designated as a Participant i
                        accordance with the provisions of Article 3.

     Performance
     Goal: Factors considered and scored to determine the amount of a Participant's Award, which shall be based on one or more of the business criteria listed in Section 5(b) of the Plan. Individual Performance Goals may have two levels of performance as follows:

                        (i) Target -- Expected performance, as established by the Committee,reflecting a degree of difficulty which has a reasonable probability of achievement.

                        (ii) Stretch -- Better than Target performance and reflecting a greater degree of difficulty.

                        Corporate financial Performance Goals will also have a Threshold level of performance, which will be a minimum acceptable level of performance.

     Retirement:        Permanent  termination of employment with the Company,
                        and (a)the   Participant's age  is either   sixty-five
                        (65)or age is at least'fifty-five (55) and age plus years of service in the employ of the Company is sixty-five (65) or more, and (b) the retiring
                        Participant certifies to the Vice President-Finance of the Company that he or she does not intend to engage i a full-time vocation.

     Target  Award:     The Award,  expressed as a percentage of Base Salary at
                        the assigned Incentive Level, that may be earned by a Participant for achievement of the Target level of performance.

        All capitalized terms used in this Agreement and not otherwise define herein have the meanings assigned to them in the Executive Officer Incentive Plan.

                                    ARTICLE 2

                                 Effective Date

          The Agreement will become effective as of May 29, 2000, to be effective for the Company's fiscal year 2001.

                                    ARTICLE 3

                       Eligibility for Plan Participation

A. Within ninety (90) days after the commencement of the Company's fiscal year,the Committee shall designate those Executive Officers who shall be Plan Participants for the fiscal year and their respective Incentive Levels.

B. Participants will be notified once the Committee has designated Participants for the fiscal year. Continued participation will be re-evaluated by the Committee annually pursuant to Article 3A supra at the beginning of each fiscal year.

C. Newly hired Executive Officers and persons who are promoted to Executive Officers may be added as Participants to the Plan by the Committe during the fiscal year. Such Participants will receive a prorated Award based on time of participation in the Plan.

D. Participants may be removed from the Plan during the fiscal year at the discretion of the Committee. Participants so removed will receive a prorated
 Award based on length of participation in the Plan.

                                    ARTICLE 4

                         Target Awards/Incentive Levels

A. Each Participant will be assigned an Incentive Level with associated Target Awards expressed as percentages of the Participant's Base Salary.

B. In the event that a Participant changes positions during the Plan Period and the change results in a change in Incentive Level, whether due to promotion or demotion, the Incentive Level will be prorated to reflect the tim spent in each position.

                                    ARTICLE 5

                             Plan Performance Goals

A. Performance Goals and associated weights will be established by the Committee within ninety (90) days after the start of the fiscal year. Each individual Performance Goal will have a defined Target level of performance and may have defined Stretch levels as well. Corporate financial Performance Goals will have defined Threshold, Target and Stretch levels of performance. All Participants will be given the same corporate financial Performance Goals. Performance Goals and their associated weights may change from one fiscal year to another fiscal year to reflect the Company's operational and strategic goals, but must be based on one or more of the business criteria listed in Section 5(b) of the Plan.

   Actual Award amounts may range between 0% and 200% of Target based on actual achievement on Performance Goals. Each Performance Goal will be scored at the end of the fiscal year. The sum of the scoring on the Performance Goals will determine the total performance level for the year.

                                    ARTICLE 6

                        Calculation and Payment of Awards

A. A Participant's Award will be calculated as a percentage of Base Salary at the end of the fiscal year as follows:

                    1) The Participant's Target Award is determined prior to the beginning of the fiscal year.

                    2) The performance of each Participant is scored at the end of the fiscal year, with the sum of the scoring on each Performance Goal determining the total performance level.

                    3) The total performance level shall be multiplied by the Participant's Incentive Level. No one individual Award may exceed 200% of the Participant's Target Award amount.

                    4) The Committee may adjust Awards to reflect discretion it deems appropriate. As a result, some or all Award amounts may be adjusted to reflect the exercise of the Committee's discretion.

B. The Committee will score the performance of the Plan Participants. Awards will be paid only after the Committee certifies in writing that the ratings on the Performance Goals have been attained.

C. Awards will be paid in cash on or about the Award Date.

D. Awards will reflect the Participant's Base Salary in effect at the end of the fiscal year. Participants who take a leave of absence during the fiscal year for good cause shown to the satisfaction of the Committee will have their Awards prorated to reflect actual pay earned during the fiscal year.

E. Any Awards that are prorated for any reason under the terms of the Plan or this Agreement will be prorated based on the effective date of the change that resulted in the proration.


                                    ARTICLE 7

                            Termination of Employment

A. To be eligible to receive an Award, the Participant must be employed by the Company on the last working day of the fiscal year. A Participant whose employment has terminated prior to that date will forfeit the Award, except as otherwise provided in this Article 7.

B. If a Participant's employment is terminated during the fiscal year by Disability, Retirement, or death, the Participant will receive an Award reflecting the Participant's performance and actual period of full-time employment during the fiscal year.

C. Unless local law or regulation provides otherwise, payments of Awards made upon termination of employment by death shall be made on the Award Date to:
(a)beneficiaries designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction.

D. Participants whose employment is terminated by reduction in force during the fiscal year will receive no Award. If a Participant's employment is terminated by reduction in force after the fiscal year but before the Award Date, the Participant will receive the Award on the Award Date.

E. The Committee reserves the right to reduce an Award to reflect a Participant's absence from work during a fiscal year.

F. The right of a Participant to receive an Award,including Awards deferred pursuant to the provisions of Article 8, shall be forfeited if the Participant's employment is terminated for good cause shown such as acts of moral turpitude, a reckless disregard of the rights of other employees or because of or the Participant is discovered to have engaged in fraud, embezzlement, dishonesty against the Company, obtaining funds or property under false pretenses, assisting a competitor without permission, or interfering with the relationship of the Company with a customer. A Participant's Award will be forfeited for any of the above reasons regardless of whether such act is discovered prior to or subsequent to the Participant's termination of employment or payment of an Award. If an Award has been paid, such payment shall be repaid to the Company by the Participant.

                                    ARTICLE 8

                               Deferral of Awards

A. If permitted by local law and regulations,a Participant is entitled to make an irrevocable election to defer receipt of all or any portion of any Award. For any fiscal year, the Notice of Election must be completed prior to thirty
(30)days before the end of the fiscal year. Notices of Election are not self-renewing and must be completed for each fiscal year if deferral is desired for the applicable fiscal year.

B. For each Participant who elects deferral, the Company will establish and maintain book entry accounts which will reflect the deferred Award and any interest credited to the account.

C. For deferred Awards, Participant deferred accounts will be credited each Award Date with interest set at the rate for long-term A-rated corporate bonds, as reported by the investment banking firm of Salomon Smith Barney Inc of New York City (or such other investment banking firm as the Committee may specify) during the first week of each calendar year. The interest rate will be reset at the beginning of each calendar year. Interest will begin to accrue on the Award Date and will be credited each Award Date until the date payment is actually made. If a Participant's Award is distributed at any time other than on an Award Date, the Participant's account will be credited with interest until the date of distribution.

D. Participants will not receive deferred Awards until the earlie of termination of employment for any reason (including Retirement,Disability, or death) or a date pre-selected by the Participant. The account balance will be paid in a lump sum in the month following the earlier of termination of employment for any reason or the pre-selected date unless installment payments are permitted and have been elected as follows: Upon termination of employment by reason of Retirement or Disability, a Participant who has previously elected to defer an Award may irrevocably elect to have the balance of the deferred Award plus accrued interest paid to the Participant in periodic, annual installments over a period of ten (10) years. Payments shall commence or be made annually on a day that is within thirty (30) days of the anniversary date following the Participant's Retirement or Disability.

E. Subject to Section 7.F.,if the Participant's employment is terminated for any reason other than death, Disability or Retirement, the Participant will be paid the entire account balance in a lump sum in the month after termination, less any sums due the Company. If a Participant has requested installment payments and dies either before or after distribution has begun, the unpaid balance will be paid in a lump sum in the month following the Participant's death, less any sums due the Company.

F. Payment of part or all of the deferred Award may be accelerated in the case of severe hardship for good cause shown to the satisfaction of the Committee, which shall mean an emergency or unexpected situation including, but not limited to, illness or accident involving the Participant or any of the Participant's dependents. All payments in case of hardship must be specifically approved by the Committee.

G. No Participant may assign, pledge or borrow against his or her account except as provided in this Agreement.

H. If permitted by local law and regulations, the Participant may designate a beneficiary to receive deferred Awards in the event of the Participant's death. The Participant's beneficiary may be changed without the consent of any prior beneficiary except as follows: In those jurisdictions where spouses are granted rights by law in a Participant's earnings, if the Participant is married at the time of designation, the Participant's spouse must consent to the beneficiary designation and any change in beneficiary. If no beneficiary is chosen or the beneficiary does not survive the Participant, the Award account balance will be paid in accordance with the terms of Article 7C or as otherwise required by local law or regulation.

                                    ARTICLE 9

                         Interpretations and Rule-Making

        The Committee shall have the sole right and power to: (i) interpret the provisions of the Agreement, and resolve questions thereunder, which interpretations and resolutions shall be final and conclusive; (ii) adopt such rules and regulations with regard to the administration of the Plan as are consistent with the terms of the Plan and the Agreement, and (iii) generally take all action to equitably administer the operation of the Plan and this Agreement.

                                   ARTICLE 10

             Declaration of Incentives, Amendment, or Discontinuance

        The Committee may on or before the Award Date: (i) determine not to make any Awards to any or all Participants for any Plan Period; (ii) make any modification or amendment to this Agreement for any or all Participants provided such modification or amendment is in accordance with the terms of the Plan; or
iii)discontinue this Agreement for any or all Participants provided such modification or amendment is otherwise in accordance with the Plan.

                                   ARTICLE 11

                                  Miscellaneous

A. Except as provided in Article 8 H, no right or interest in the Plan is transferable or assignable except by will or the laws of descent and distribution.

B. Participation in this Plan does not guarantee any right to continued employment and the Committee and management reserve the right to dismiss Participants for any reason whatsoever.Participation in one fiscal year does not guarantee a Participant the right to participation in any subsequent fiscal year.

C. The Company reserves the right to deduct from all Awards under this Plan any sums due the Company as well as any taxes or other amounts required by law to be withheld with respect to Award payments.

D. Awards that are deferred under Article 8 constitute an unfunded Plan of deferred compensation. As such,any amounts payable thereunder will be paid out of the general corporate assets of the Company and shall not be transferred into a trust or otherwise set aside. All accounts under the Plan will be for bookkeeping purposes only and shall not represent a claim against specific assets of the Company. The Participant will be considered a general creditor of the Company and the obligation of the Company is purely contractual and shall not be funded or secured in any way.

E. Maintenance of financial information relevant to measuring performance during the fiscal year will be the responsibility of the Chief Financial Office of the Company.

F. The provisions of the Plan shall not limit, or restrict, the right or power of the Committee to continue to adopt such other plans or programs, or to make salary, bonus, incentive, or other payments, with respect to compensation of Executive Officers, as in its sole judgment it may deem proper.

G. Except to the extent superseded by federal law, this Agreement shall be construed in accordance with the laws of the State of California.

H. No member of the Company's board of directors or any officer, employee, or agent of the Company shall have any liability to any person, firm or corporation based on or arising out of this Agreement or the Plan.

I. Any dispute relating to or arising from this Agreement shall be determined by binding arbitration by a three member panel chosen under the auspices of the American Arbitration Association and acting pursuant to its Commercial Rules, sitting in San Jose, California. The panel may assess all fees, costs and other expenses, including reasonable counsel fees, as the panel sees fit. Notwithstanding the parties' election to use arbitration to resolve disputes under this Agreement, nothing contained in that election shall preclude either party, if the circumstances warrant, from seeking extraordinary relief, such as injunction and attachment, from any court of competent jurisdiction in California.